UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 21, 2013

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2013, Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced that John T. Taylor was named Chief Executive Officer (CEO) of Porter Bancorp and Chairman of the Board of PBI Bank following regulatory approval. Mr. Taylor previously served as interim CEO of Porter Bancorp and interim Chairman of the Board of PBI Bank.

A copy of the press release issued by Porter Bancorp, Inc. to announce Mr. Taylor’s appointment is attached as Exhibit 99.1 to this report.

John T. Taylor, age 53, was named President and CEO of PBI Bank and President of Porter Bancorp, Inc. in July 2012. He was also elected as a Board member of PBI Bank and Porter Bancorp. Prior to joining Porter Bancorp and PBI Bank, Mr. Taylor served as President and CEO of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky. He previously served in senior management positions with increasing responsibility for PNC Bank, N.A., including as President of its Ohio/Northern Kentucky region for six years. He has more than 29 years of banking experience in Kentucky and Ohio. He holds a bachelor’s and master’s degree in business administration from the University of Kentucky.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued November 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date:	November 21, 2013	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer

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